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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Houston Industries Incorporated ("HII") and Houston Lighting & Power Company ("HL&P") of our reports dated February 21, 1997, appearing in the Annual Reports on Form 10-K of HII and HL&P for the year ended December 31, 1996.






DELOITTE & TOUCHE LLP
Houston, Texas


August 6, 1997